Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements Form (Form S-3 Nos. 333-143585, 333-117318, 333-83308 and 333-103424) of RenaissanceRe Holdings Ltd.

(2)	Registration Statements (Form S-3 Nos. 333-143585-03 and 333-117318-01) of RenaissanceRe Capital Trust II.

(3)	Registration Statement (Form S-3 No 333-143585-01) of Glencoe U.S. Holdings Inc.

(4)	Registration Statement (Form S-3 No. 333-143585-02) of RenaissanceRe Finance Inc.

(5)	Registration Statement (Form S-8 No. 333-06339) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. Non-Employee Director Stock Plan.

(6)	Registration Statement (Form S-8 No. 333-119489) pertaining to the RenaissanceRe Holdings Ltd. 2004 Stock Option Incentive Plan.

(7)	Registration Statement (Form S-8 No. 333-90758) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(8)	Registration Statement (Form S-8 No. 333-68282) pertaining to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(9)	Registration Statement (Form S-8 No. 333-61015) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the Nobel Insurance Limited Incentive Stock Option Plan.

of our report dated June 10, 2008 relating to the consolidated financial statements of ChannelRe Holdings Ltd., which appears in RenaissanceRe Holdings Ltd.’s Form 10-K/A.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers Hamilton, Bermuda June 30, 2008